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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration No.'s 333-67086, 333-101321 and 333-99237) pertaining to RadView Software Ltd.'s Key Employee Share Incentive Plan (1996), United States Share Incentive Plan (2000), and Employee Share Participation Plan and Form S-3 (Registration No. 333-114308) of our report dated February 6, 2005, with respect to the consolidated financial statements of RadView Software Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

March 28, 2005 Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm